Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2023 Stock Option and Incentive Plan and 2023 Employee Stock Purchase Plan of Korro Bio, Inc. of our report dated March 26, 2024, with respect to the consolidated financial statements of Korro Bio, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 26, 2024